UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2026

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Amended and Restated Equity Incentive Plan

At the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 16, 2026, Synopsys’ stockholders approved Synopsys’ Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), in order to, among other things, include Synopsys’ non-employee directors as persons eligible to receive awards under the Equity Incentive Plan. Synopsys’ Board of Directors (the “Board”) and the Compensation and Organizational Development Committee of the Board previously approved the Equity Incentive Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Equity Incentive Plan.

A summary of the Equity Incentive Plan is set forth in Proposal 2 to Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 19, 2026 (the “Proxy Statement”), which summary is incorporated by reference herein. The above summary and description of the Equity Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b) Annual Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 16, 2026. As of the record date of February 17, 2026, 191,561,935 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 163,586,092 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on five proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected ten directors to the Board, to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The voting results regarding this proposal are set forth below:

	For	Against	Abstain	Broker Non-Votes
Aart J. de Geus	143,736,985	3,465,990	269,631	16,113,486
John G. Schwarz	142,864,302	4,455,755	152,549	16,113,486
Sassine Ghazi	145,900,556	1,457,941	114,109	16,113,486
Janice D. Chaffin	133,355,694	13,892,054	224,858	16,113,486
Bruce R. Chizen	139,133,965	8,183,271	155,370	16,113,486
Mercedes Johnson	145,332,055	1,987,370	153,181	16,113,486
Robert G. Painter	142,710,751	4,604,391	157,464	16,113,486
Jeannine P. Sargent	143,497,171	3,660,226	315,209	16,113,486
Peter A. Shimer	145,111,785	2,201,185	159,636	16,113,486
Ravi Vijayaraghavan	143,640,730	3,603,418	228,458	16,113,486

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Equity Incentive Plan. The Equity Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	143,264,153
Against:	4,027,288
Abstain:	181,165
Broker Non-Votes:	16,113,486

Proposal 3: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	134,772,793
Against:	12,509,153
Abstain:	190,660
Broker Non-Votes:	16,113,486

Proposal 4: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending October 31, 2026. The voting results regarding this proposal are set forth below:

For:	150,960,889
Against:	12,242,955
Abstain:	382,248
Broker Non-Votes:	—

Proposal 5: Synopsys’ stockholders did not approve the stockholder proposal regarding stockholders’ right to act by written consent. The voting results regarding this proposal are set forth below:

For:	59,013,869
Against:	88,134,590
Abstain:	324,147
Broker Non-Votes:	16,113,486

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 20, 2026	By:	/S/ JANET LEE
Janet Lee
General Counsel and Corporate Secretary